UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2006

FONIX CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware 0-23862 87-0380088

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah 84070

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (801) 553-6600

Item 8.01 Other Events

Edgar Filing Errors

On January 17, 2006, the Company, through its EDGAR filing agent, filed on the SEC's EDGAR system two incorrect filings, both listed as file types "RW WD."

The Company currently has two registration statements under review by the Commission, one registering the resale of shares of the Company's common stock by the provider of the Company's Seventh Equity Line (SEC File No. 333-129092) (the "Seventh Equity Line S-1"), and the second registering the resale of shares of the Company's common stock by the holder of the Company's Series J Preferred Stock (SEC File No. 333-129236)(the "Series J S-1").

The Company had determined to withdraw the Series J S-1 prior to its going effective. The Company prepared a Registration Withdrawal Request, which is submitted on EDGAR Form RW, in the form of a letter to the SEC, requesting withdrawal of the Series J S-1 registration statement. The Company's EDGAR filing agent mistakenly filed the request for withdrawal on a Form RW WD, which is a withdrawal of a registration withdrawal request. The EDGAR filing agent also mistakenly filed, again as a Form RW WD, the pre-effective amendment to the Seventh Equity Line S-1. Both Forms RW WD were filed with the SEC File No. 333-129236, the file number for the Series J S-1 registration statement.

To the Company's knowledge, there is no mechanism for removing improper filings from the EDGAR website. As such, the two Forms RW WD remain publicly available on the EDGAR website.

The Company, through the EDGAR filing agent, subsequently correctly filed the Registration Withdrawal Request on Form RW for the Series J S-1, also with the SEC File NO. 333-129236.

As such, the Company has withdrawn only one registration statement, the Series J S-1 registration statement. The Company will continue to seek effectiveness of the Seventh Equity Line S-1 registration statement, and anticipates that it will file a pre-effective amendment with the SEC on or before January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION

(Registrant)

Date: January 18, 2006

By: /s/ Roger D. Dudley

Roger D. Dudley

Executive Vice President and

Chief Financial Officer

(Principal Accounting Officer)